UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 12, 2019

H/CELL ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-55802	47-4823945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3010 LBJ Freeway, Suite 1200, Dallas, TX 75234

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 888-6009

Copy of correspondence to:

James M. Turner, Esq.

Marc J. Ross, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Item 3.02.	Unregistered Sales of Equity Securities.

On March 12, 2019, H/Cell Energy Corporation (the “Company”) entered into an equity purchase agreement (the “Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”) with an accredited investor (the “Investor”), pursuant to which the Investor has agreed to purchase from the Company up to $450,000 in shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), subject to certain limitations and conditions set forth in the Purchase Agreement.

Under the Purchase Agreement, the Investor has the right, at any time, to purchase Shares by delivering the Company a purchase notice, specifying the number of Shares to be purchased. The purchase price for the Shares under the Purchase Agreement will be 60% of the lowest closing price of the Common Stock in the five consecutive trading days preceding the Investor’s receipt of the Shares subject to such equity purchase.

In addition, the Investor has an obligation, to the extent it has not already made voluntary purchases, to purchase up to (i) $200,000 in Shares within 16 Trading Days (as defined in the Purchase Agreement) after the effective date of the Registration Statement (as defined below) and (ii) $450,000 in Shares within 70 Trading Days after the effective date of the Registration Statement.

The Company has the right to reject any purchase notice from the Investor by delivering written notice of such rejection within one trading day after receipt. If the Company rejects any purchase notice, the Investor has no further obligations to purchase Shares under the Purchase Agreement. The Company may terminate the Purchase Agreement at any time by written notice to the Investor in the event of a material breach of the Purchase Agreement by the Investor. In addition, the Purchase Agreement will automatically terminate on the earliest of: (i) the date that the Investor has purchased $450,000 of Shares; (ii) 70 Trading Days after the effective date of the Registration Statement; or (iii) the date the Registration Statement is no longer effective.

The obligation of the Investor to purchase the Shares is subject to several conditions, including, among other thing, (i) that the Company has an effective registration statement with the United States Securities and Exchange Commission (the “SEC”) registering the Shares for resale, and (ii) that the purchase of the Shares shall not cause the Investor to own more than 9.99% of the outstanding shares of Common Stock. In connection with the Purchase Agreement, the Company agreed to pay $15,000 of fees to the Investor, of which $10,000 was paid on execution of the Purchase Agreement, and the remaining $5,000 will be paid on the first sale of Shares.

Pursuant to the Registration Rights Agreement, the Company is required to register the Shares on a registration statement (the “Registration Statement”) to be filed with the SEC within 15 calendar days after the Company files its Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

The Investor represented to the Company, among other things, that it was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Act”)), and the Company sold the securities in reliance upon private placement exemptions from the registration requirements under Section 4(a)(2) of the Act, as well as Rule 506 under Regulation D under the Act.

Additionally, on March 12, 2019, the Company agreed to donate 35,000 shares of Common Stock (the “Donation Shares”) to the manager of the Investor. The Company will not receive any cash proceeds from the issuance of the Donation Shares.

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The net proceeds under the Purchase Agreement to the Company will depend, in part, on the prices at which the Company sells shares of its stock to the Investor. The Company expects that any proceeds received by the Company from such sales to the Investor will be used for working capital and general corporate purposes.

This current report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock, nor shall there be any sale of shares of Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of such agreements, forms of which are attached hereto as Exhibit 10.01 and 10.02, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.01	Form of Equity Purchase Agreement, by and between H/Cell Energy Corporation and the Investor, dated March 12, 2019
10.02	Form of Registration Rights Agreement, by and between H/Cell Energy Corporation and the Investor, dated March 12, 2019

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

H/CELL ENERGY CORPORATION

Date: March 15, 2019	By:	/s/ MATTHEW HIDALGO
Matthew Hidalgo
Chief Financial Officer

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